AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
OF
IMAGE MEDICAL CORPORATION

IMAGE MEDICAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:           The Certificate of Incorporation of Image Medical Corporation was filed with the Secretary of State of Delaware on January 29, 1999.

SECOND:      The Amended and Restated Certificate of Incorporation of Image Medical Corporation, in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD:          The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

IN WITNESS WHEREOF, Image Medical Corporation has caused this certificate to be signed by the President this 18th day of November, 1999.

IMAGE MEDICAL CORPORATION

By:	/s/ William H.Caswell
William H.Caswell
President

ATTEST:

/s/ Stephen J. Friedman
Stephen J. Friedman
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/19/199
991496195 - 2998110

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF IMAGE MEDICAL CORPORATION

ARTICLE I

The name of this corporation (the “Corporation”) is Image Medical Corporation.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Section 1.    This Corporation is authorized to issue two classes of shares, which shall be known as Common Stock (the “Common”) and Preferred Stock (the “Preferred”). The total number of shares of Common that this Corporation is authorized to issue is Twenty Million (20,000,000), $0,001 par value, and the total number of shares of Preferred which this Corporation is authorized to issue is Ten Million (10,000,000), $0,001 par value, 3,300,000 of which shares of Preferred shall be designated Series A Preferred Stock (“Series A Preferred”).

Section 2.    The Preferred may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price, or prices, and the liquidation preferences of any wholly unissued series of Preferred, and the number of shares constituting any such series and the designation thereof, or any of them.

Section 3.    The Board of Directors is further authorized to increase or decrease the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The rights, preferences, privileges, restrictions and other matters relating to the Preferred are as follows:

Section 1.            Definitions. For purposes of this Article V, the following definitions will apply:

(a)         “Board” will mean the Board of Directors of the Company.

(b)         “Company” will mean this Corporation.

(c)          “Common Stock” will mean the Common Stock, no par value, of the Company.

(d)         “Dividend Rate” will mean $0.0075 per share per annum for the Series A Preferred Stock, as adjusted for any stock dividends, combinations splits, reclassifications or reorganizations with respect to such shares.

(e)          “Original Issue Date” will mean the first date that any share of Series A Preferred Stock is issued.

(f)          “Original Issue Price” will mean $0.0939 per share for the Series A Preferred Stock of the Company.

(g)         “Preferred Stock” will mean the Series A Preferred Stock of the Company.

(h)         “Subsidiary” will mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

Section 2.            Dividends

(a)           Preferred Stock Priority. The holders of the then outstanding Preferred Stock will be entitled to receive in cash, when, if and as declared by the Board, out of any funds legally available therefor, noncumulative dividends at the Dividend Rate for the Preferred Stock, prior to the payment of any dividends (other than those payable solely in Common Stock) with respect to the Common Stock in any given fiscal year of the Company. Unless full dividends on the Preferred Stock for the then current fiscal year will have been paid or declared and a sum sufficient for the payment thereof set apart, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) will be paid or declared, and no distribution will be made, on any Common Stock, and (2) no shares of Common Stock will be purchased, redeemed or acquired by the Company and no monies will be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction will not apply to: (i) the repurchase of shares of Common Stock from directors, officers or employees of, or consultants or advisers to, the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the termination of employment with, or service to, the Company or any Subsidiary for any reason, or (ii) other repurchases of shares of Common Stock provided that such other repurchases under this clause (ii) are approved by a majority of the Board members (the repurchases permitted by clauses (i) and (ii) are hereinafter referred to as the “Permitted Repurchases”).

(b)            Further Dividends. After all noncumulative dividends on the Preferred Stock at the Dividend Rate as provided above have been paid or declared and set apart for payment in any given fiscal year of the Company, if the Board will elect to declare additional dividends out of funds legally available therefor, such additional dividends will be declared in equal amounts per share on all shares of Common Stock, with no additional dividends being paid to the Preferred Stock.

(c)            Dividends Not Mandatory. Neither dividends on the Preferred Stock nor dividends on the Common Stock will be mandatory or cumulative and no rights will accrue to the holders of Preferred or Common Stock in the event the Company will fail to declare or pay dividends on such stock at the Dividend Rate in respect of that or any previous fiscal year, whether or not the earnings of the Company in that or any previous fiscal year were sufficient to pay such dividends in whole or in part.

(d)            Declared but Unpaid Dividends. Any declared but unpaid dividends on the Preferred Stock will be paid upon the conversion of such shares into Common Stock either (at the option of the Company) by payment of cash or by the issuance of additional shares of Common Stock based upon the fair market value of the Common Stock at the time of such conversion, as determined by the Board of Directors.

(e)            Distributions Payable in Securities. In the event the Company will declare a distribution (other than any distribution described in Section 3 of this Article V) payable in securities of other persons, evidences of indebtedness of the Company or other persons, assets (excluding cash), or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock and the Common Stock will be entitled to a share of any such distribution in proportion to the Dividend Rate, with respect to the Preferred Stock, and any remaining dividends or distributions, with respect to the Common Stock.

Section 3.            Liquidation Rights of Preferred Stock.

(a)           Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount will be made in respect of the Common Stock, an amount equal to the Original Issue Price per share plus an amount equal to all declared and unpaid dividends thereon (the “Preference Amount”), If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock will be insufficient to permit the payment to such stockholders of the full Preference Amount, then all the assets of the Company to be distributed to stockholders will be distributed ratably to the holders of the Preferred Stock in proportion to the aggregate Preference Amounts of the shares of Preferred Stock held by each such holder.

(b)            Remaining Assets. If following the distribution of the full Preference Amount to the holders of the Preferred Stock there are assets of the Company remaining to be distributed, they will be distributed ratably to the holders of the Common Stock then outstanding based on the number of shares held by each such holder. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock without first foregoing the Preference Amount

(c)            Reorganization. A consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company’s outstanding shares immediately prior to the consolidation or merger do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all the assets of the Company, will be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

(d)            Non-Cash Consideration. Any securities to be delivered pursuant to paragraphs (a) and (b) above will be valued as follows:

(i)           Securities not subject to investment letter or other similar restrictions on free marketability:

(A)           If traded on a national securities exchange or the NASDAQ National Market System, the value will be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the closing; and

(B)           If actively traded over-the-counter, the value will be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

(C)           If there is no active public market, the value will be the fair market value thereof as mutually determined by the Board.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability will be to make an appropriate discount from the market value determined as above in clause (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board.

Section 4.             Voting Rights.

(a)            Preferred Stock. Bach holder of shares of Preferred Stock will be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

(b)           Common Stock. Each holder of shares of Common Stock will be entitled to One vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock will vote together and not as separate classes.

Section 5.     Conversion.

The holders of the Preferred Stock will have the following conversion rights:

(a)           Right to Convert. Each share of Preferred Stock will be convertible, at any time or from time to time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock as provided herein.

(b)           Conversion Price. Each share of Preferred Stock will be convertible into the number of shares of Common Stock which results from dividing the conversion price for such share of Preferred Stock that is in effect at the time of conversion (the “Conversion Price”) into the Original Issue Price for such share of Preferred Stock. The initial Conversion Price for a share of Preferred Stock will be its respective Original Issue Price. The Conversion Price will be subject to adjustment from time to time as provided below.

(c)           Mechanics of Conversion. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock will surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Stock or Common Stock, and will give written notice to the Company at such office that such holder elects to convert’ the same and will state therein the number of shares of Preferred Stock being converted. Thereupon the Company will, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and will promptly pay in cash, or at the option of the Company, by the issuance of additional shares of Common Stock based upon the fair market value of the Common Stock at the time of such conversion, any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock will not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d)           Adjustment for Stock Splits and Combinations. If the Company will at any time or from time to time after the Original Issue Date of a series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision will be proportionately decreased, and, conversely, if the Company will at any time or from time to time after such Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for such series of Preferred Stock in effect immediately before the combination will be proportionately increased. Any adjustment under this subsection (d) will become effective at the close of business on the date the subdivision or combination becomes effective.

(e)           Adjustment for Common. Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date of a series of Preferred Stock declares or pays, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, or a dividend, or convertible securities that are convertible into, Common Stock without further consideration upon the issuance, exercise or conversion of such securities, in each such event the Conversion Price for such series of Preferred Stock that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price will be adjusted pursuant to this subsection (e) to reflect the actual payment of such dividend or distribution.

(f)           Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Original Issue Date of a series of Preferred Stock, the Common Stock issuable upon the conversion of such Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then in any such event each holder of such Preferred Stock will have the right thereafter to convert such stock into the kind and amount of Stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(g)           Reorganizations. If at any time or from time to time after the Original Issue Date of a series of Preferred Stock there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization provision will be made so that the holders of such Preferred Stock will thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Preferred Stock after such capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable.

(h)           Sale of Shares Below Conversion Price.

(1)           If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 5(h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock, for an Effective Price (as hereinafter defined) less than the then effective Conversion Price for any series of Preferred Stock, then and in each such case the then existing Conversion Price for that series so affected will be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price for that series by a fraction (A) the numerator of which will be (1) the number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (h)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price for that series of Preferred Stock, and (B) the denominator of which will be the number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all Convertible Securities (as defined below) had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

(2)           For the purpose of making any adjustment required under this Section 5(h), the consideration received by the Company for any issue or sale of securities will (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably detenruned in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(3)            For the purpose of making any adjustment required under this Section 5(h), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the Series Conversion Price for any series of Preferred Stock, in each case the Company will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company will be deemed to have received-the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights or options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights or options or Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of any Series Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, will be made as a result of the actual issuance of shares of Additional Shares of Common Stock on the exercise of any such rights or Options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities will expire without having been exercised, each Series Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities will be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment will not apply to prior conversions of Scries Preferred.

(4)           For the purpose of making any adjustment required under this Section 5(h), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration, which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(5)           For the purpose of making any adjustment required under this Section 5(h), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) and if the Effective Price of such Additional Shares of Common-Stock is less than the Series Conversion Price for any series of Preferred Stock, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights or options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights or options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of any Series Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of shares of Additional Shares of Common Stock on the exercise of any such rights or Options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, each Series Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(6)            “Additional Shares of Common Stock” will mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h), whether or not subsequently reacquired or retired by the Company other than (a) shares of Common Stock issued upon conversion of the Preferred Stock, (b) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options,-warrants or other rights) issued or to be issued to employees, officers, or directors of, or consultants or advisers to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (c) shares of Common Stock issued in connection with a merger, acquisition or other similar business reorganization or business combination, (d) shares of Common Stock issued in an equipment lease or debt financing transaction, and (e) shares of Common Stock issued upon conversion of any outstanding securities. References to Common Stock in the subsections of this clause (6) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(h). The “Effective Price” of Additional Shares of Common Stock will mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(h), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(h), for such Additional Shares of Common Stock.

(i)            Certificate of Adjustment In each case of an adjustment or readjustment of any Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, will cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder’s address as shown in the Company’s books. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

(j)            Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, dissolution, liquidation or winding up.

(k)           Automatic Conversion.

(1)           Each share of Preferred Stock will automatically be converted into shares of Common Stock based on the then effective Conversion Price immediately upon (a) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price equals or exceeds $7,500,000 or (b) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of Preferred voting together as a single class.

(2)           Upon the occurrence of any event specified in paragraph (1) above, the outstanding shares of Preferred Stock will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock will surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(l)           Fractional Shares.   No fractional shares of Common Stock will be issued upon conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company will pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(m)         Reservation of Stock Issuable Upon Conversion.   The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

(n)         Notices.   Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Preferred Stock will be deemed given upon the earlier of actual receipt, receipt by confirmed facsimile, or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o)         Payment of Taxes.   The Company will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, except for any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

(p)         No Impairment.   The Company will not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

Section 6.   Restrictions and Limitations.

(a)          Protective Provisions. So long as 50% of the shares of Preferred Stock originally issued on the Original Issuance Date remain outstanding, the Company will not, and will not permit any Subsidiary to, without the approval, by vote or written consent, of the holders of a majority of the Preferred Stock then outstanding, voting together as a single class:

(1)           Amend its Articles of Incorporation or Bylaws in any manner that would alter or change any of the rights, preferences or privileges of the Preferred Stock;

(2)           Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock;

(3)           Merge or consolidate with or into, or sell, lease, assign or otherwise dispose of substantially all of its assets to, any person or entity, or effect any other form of corporate recapitalization or reorganization in which the Company’s stockholders retain less than 50% of the voting shares of the Company at the conclusion of such transaction; or

(4)           Liquidate, dissolve, recapitalize or reorganize the Company.

(b)          No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise will be reissued, and all such shares will be canceled, retired and eliminated from the shares which the Company will be authorized to issue.

ARTICLE VI

All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors, who shall have full control over the affairs of the Corporation.

Section 1.         In furtherance and not in limitation of the powers conferred by law and by this Certificate of Incorporation, the Board of Directors is hereby expressly authorized:

(a)          To fix, determine, and vary the amount to be reserved or maintained for any proper purpose, to determine the use and disposition of any net profits, and to fix the times for the declaration and payment of dividends.

(b)          To transfer all or any part of the assets of the Corporation by way of mortgage, or in trust or in pledge, to secure indebtedness of the Corporation, without any vote or consent of stockholders, and to authorize and to cause to be executed instruments evidencing any and all such transfers.

(c)          To sell, lease, or exchange any part less than all or less than substantially all of the property and assets, including goodwill and corporate franchises, of the Corporation upon such terms and conditions as the Board of Directors may deem expedient for the best interests of the Corporation, without any authorization, affirmative vote, or written consent or other action of the stockholders or any class or series thereof.

Section 2.         For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the power of the Corporation and of its Directors and of its stockholders, it is further provided:

(a)           Elections of Directors. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(b)           Number, Election and Terms of Directors. The number of Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws.

(c)           Stockholder Nomination of Director Candidates. Advance notice of nominations for the election of Directors, other than by the Board of Directors or a Committee thereof, shall be given in the manner provided in the Bylaws.

(d)           Newly Created Directorships and Vacancies. Newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or the failure of stockholders at any meeting of stockholders at which Directors are to be elected to elect the number of directors then constituting the whole Board of Directors, or other cause, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until such Director’s successor shall have been elected and qualified or such Director’s death, resignation, or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(e)           Bylaw Amendments. The Board of Directors shall have power to make, alter, amend and repeal the Bylaws, without any action on the part of the stockholders (except so far as the Bylaws adopted by the stockholders shall otherwise provide.) Any Bylaws adopted by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders; provided, however, that no Bylaws so made shall invalidate any prior act of the Directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VII

The Corporation is to have perpetual existence.

ARTICLE VIII

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:30 PM 04/04/2002
020230089 - 2998110

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
IMAGE MEDICAL CORPORATION

IMAGE MEDICAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

First: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting for a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows;

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ARTICLE IV” so that, as amended, said Article and Section shall be and read as follows:

ARTICLE IV

Section 1.          This Corporation is authorized to issue two classes of shares, which shall be known as Common Stock (the “Common*’) and Preferred Stock (the “Preferred”). The total number of shares of Common that this Corporation is authorized to issue is Fifty Million (50,000,000), $0,001 par value, and the total number of shares of Preferred which this Corporation is authorized to issue is Ten Million (10,000,000), $0,001 par value, 3,300,000 of which shares of Preferred shall be designated Series A Preferred (“Series A Preferred”).

Section 2.          The Common shall be divided into two classes. The first class shall consist of Twenty Five Million (25,000,000) shares and shall be designated “Class 1 Common,” The second class shall consist of Twenty Five Million (25,000,000) shares and shall be designated “Class 2 Common,” Upon the effective date of this Certificate of Amendment, each outstanding share of Common is reclassified as Class 1 Common, and each outstanding share of Preferred, and each option, warrant or other convertible security entitling the holder thereof,’upon conversion or exercise, to Common shall entitle such bolder, upon conversion or exercise, to the same number of Class 1 Common.

(a)            Automatic Conversion. Each share of Class 1 and Class 2 Common will automatically be converted into shares of Common Stock at the applicable Class 1 and Class 2 Common Conversion Rate (as defined below) knmediately after the closing of the first Qualified Equity Financing of the Corporation (as defined below) without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation will not be obligated to issue certificates evidencing the shares of Common issuable upon such conversion unless the certificates evidencing such shares of Class 1 and Class 2 Common are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion, the holders of Class 1 and Class 2 Common will surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Class 1 or 2 Common. Thereupon, (there will be issued and delivered to such holder promptly at such office and in its name as shown on such Class 1 and Class 2 Common certificate or certificates, a certificate or certificates for the number of shares of Common into which the shares of Class 1 or 2 Common were converted on the date on which such automatic conversion occurred.

(b)           Qualified Equity Financing. Qualified Equity Financing shall mean the first sale and issuance of equity securities of the Corporation after the effective date of this Certificate of Amendment having minimum aggregate proceeds of Five Hundred Thousand US Dollars ($500,000).

(c)           Class 1 and Class 2 Common Conversion Rates. The Class 1 Common Conversion Rate shall be one for one (1/1). The Class 2 Common Conversion Rate shall be a fraction, the numerator of which shall be the number of shares of Class 1 and Class 2 Common outstanding immediately after the closing of the Qualified Equity Financing, and the denominator of which shall be the number of shares of Class 1 and Class 2 Common Stock outstanding immediately prior to such issue. For the purposes of computing the Conversion Rate of the Class 1 Common pursuant to this Subsection 2(c), the number of shares of any class of Common Stock outstanding shall mean the aggregate of (i) the number of outstanding shares of such class, (ii) the number of shares of such class that can be obtained upon conversion of any outstanding shares of Preferred of the Corporation, (iii) the number of shares of such class that can be purchased pursuant to any outstanding stock options issued pursuant to the Image Medical Corporation 1999 Stock Option Plan minus up to two hundred fifty thousand (250,000) options issued to Sam Wilcoxon, nineteen thousand seven hundred ninety two (19,792) options issued to Lance Piccolo, and twenty four thousand three hundred forty one (24,341) options issued to Ted James (collectively, the “Wilcoxon-Piccolo-James Options”) if the Wilcoxon-Piccolo-James Options are outstanding on the date of conversion, (iv) the number of shares of such class that can be purchased pursuant to any outstanding warrants, and (v) the number of shares of such class that can be purchased upon conversion of any outstanding promissory notes. For the purposes of computing the Conversion Rate of the Class 2 Common pursuant to this Subsection 2(c), the number of shares of any class of Common Stock outstanding shall mean the aggregate of (i) the number of outstanding shares of such class, (ii) the number of shares of such class that can be obtained upon conversion of any outstanding shares of Preferred of the Corporation, (iii) the number of shares of such class that can be purchased pursuant to any outstanding stock options, (iv) the number of shares of such class that can be purchased pursuant to any outstanding warrants, and (v) the number of shares of such class that can be purchased upon conversion of any outstanding promissory notes.

Section 3.          The Preferred may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price, or prices, and the liquidation preferences of any wholly unissued series of Preferred, and the number of shares constituting any such series and the designation thereof, or any of them.

Section 4.          The Board of Directors is further authorized to increase or decrease the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.”

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article V, Section 1, subsection (c) thereof so that as amended, said Article V, Section 1, subsection (c) shall be and read as follows:

“(c)           “Common Stock” will mean, solely for purposes of this Article V, the Class 1 Common Stock of the Corporation.”

Second.    That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of said Corporation was duly sought and obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware.

Third.             That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth.    That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IMAGE MEDICAL CORPORATION

/s/ Stephen Friedman
By: Stephen Friedman, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:00 PM 10/26/2005
FILED 04:46 PM 10/26/2005
SRV 050876452 - 2998110 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.	The name of this corporation is IMAGE MEDICAL CORPORATION.
2.
Its registered office in the State of Delaware is located at 2711 Centerville Road Suite 400 (Street), City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is Corporation Service Company.

3.	The date of filing of the original Certificate of Incorporation in Delaware was January 29, 1999.
4.
The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 2003, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.
This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

       IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 25th day of October A.D. 2005.

By:
Authorized Officer
Name:	Peter J. Karoly
Print or Type
Title:	Presdent

State of Delaware
Secretary of State
Division or Corporations
Delivered 10:45 AM 07/16/2010
FILED 10:45 AM 07/16/2010
skv 100748866 - 2998110 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows;

1.           The name of the corporation is IMAGE MEDICAL CORPORATION.

2.           The Registered Office of the corporation in the State of Delaware is located at 1209 ORANGE STREET (street), in the City of WILMINGTON, County of NEW CASTLE Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3.           The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was JANUARY 29, 1999.

4.           The renewal and revival of the charter of this corporation is to be perpetual,

5.           The corporation was duly organized and carried on the business authorized by its charter until the 1 day of March A.D, 2008, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By
Authorized Officer

Name:	/s/ Roy W. Miller
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:18 PM 10/01/2010
FILED 02:18 PM 10/01/2010
SRV 100960852 - 2998110 FILE

CERTIFICATE OF MERGER
OF
IMC MERGER SUB, INC.
A DELAWARE CORPORATION

WITH AND INTO

IMAGE MEDICAL CORPORATION
A DELAWARE CORPORATION

Pursuant to Section 251(c) of the Delaware General Corporation Law, IMC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), does hereby certify to the following facts relating to the merger (the “Merger”) of Merger Sub with and into Image Medical Corporation, a Delaware corporation (the “Company”), with the Company remaining as the surviving corporation of the Merger (the “Surviving Corporation”):

FIRST:              The Company and Merger Sub are the constituent corporations in the Merger and each is a corporation incorporated pursuant to the laws of the State of Delaware.

SECOND:           An Agreement and Plan of Merger dated September 7, 2010 has been approved, adopted, certified, executed and acknowledged by the Company and by Merger Sub in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law.

THIRD:              The Surviving Corporation of the Merger shall be Image Medical Corporation.

FOURTH:          Upon the effectiveness of the Meager, the Certificate of Incorporation, as amended, of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in Attachment A hereto.

FIFTH:               The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporatioa, at 9 Pilgrim Rd., Greenville, SC 29607.

SIXTH:               A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation of the Merger.

SEVENTH:         The Merger shall be effective upon the filing of this Certificate of Merger with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law.

IN WITHNESS WHEREOF, the Company has caused this Certificate of Merger to be executed by its duly authorized officer as of October 1, 2010.

IMAGE MEDICAL CORPORATION

By:	/s/ Roy Miller
Roy Miller, President and Chief Executive Officer

Attachment A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
IMAGE MEDICAL CORPORATION

FIRST:              The name of the corporation is Image Medical Corporation.

SECOND:         The address of the registered office of the corporation in the State of Delaware is 40 E. Division St., #A, in the City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the corporation at such address is Paracorp Incorporated.

THIRD:              The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:          The total number of shares of stock which the Corporation ia authorized to issue is Three Thousand (3,000) shares of common stock with a par value of $0.000l per share.

FIFTH:               The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot.

SIXTH:              In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws.

SEVENTH:        The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

EIGHTH:           A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, of (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limited the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.